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                                                                    EXHIBIT 10.9


                              OFFICE BUILDING LEASE

                           CORUM UNION INVESTORS LLC,
                      A COLORADO LIMITED LIABILITY COMPANY

                                  (AS LANDLORD)

                                       AND

                 GRYPHON GOLD CORPORATION, A NEVADA CORPORATION

                                   (AS TENANT)
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                              OFFICE BUILDING LEASE

     THIS LEASE is made this 22nd day of June, 2005, by and between CORUM UNION INVESTORS LLC, a Colorado limited liability company ("Landlord") GRYPHON GOLD CORPORATION, a Nevada corporation ("Tenant").

                                   WITNESSETH:

                                 1. DEFINITIONS

     In addition to other terms which are defined elsewhere in this Lease, the terms defined in the following subparagraphs of this Paragraph 1 shall have the meanings set forth in such subparagraph whenever used in this Lease with the first letter of each word capitalized.

     A. "BASE OPERATING EXPENSES" shall mean an amount equal to the actual Operating Expenses for the Building Complex for the calendar year 2005.

     B. "BASE RENT" shall mean annual rental for the Primary Lease Term of One Hundred Twenty-Four Thousand Five Hundred Sixty Dollars ($124,560.00), payable as follows:

TERM                $ PER SQ. FT.   SQ. FT.   MONTHLY RENT   ANNUAL RENT
----                -------------   -------   ------------   -----------
8-1-05 to 8-31-05       $ 0.00       1,384      $    0.00     $     0.00
9-1-05 to 8-31-06       $17.00       1,384      $1,960.67     $23,528.04
9-1-06 to 8-31-07       $17.50       1,384      $2,018.33     $24,219.96
9-1-07 to 8-31-08       $18.00       1,384      $2,076.00     $24,912.00
9-1-08 to 8-31-09       $18.50       1,384      $2,133.67     $25,604.04
9-1-09 to 8-31-10       $19.00       1,384      $2,191.33     $26,295.96

     C. "BUILDING" shall mean that certain building and other improvements located at 390 Union Boulevard, Lakewood, Colorado and the real property upon which such building and improvements is located.

     D. "BUILDING COMPLEX" shall mean the two (2) building complex comprised of the Building and the Other Building, and which is commonly referred to as 300/390 Union.

     E. "BUILDING STANDARD" shall mean building standard tenant finish items prestocked or in place in the Premises which Landlord normally provides to tenants (e.g., ceiling grid, sprinklers, HVAC and similar items).

     F. "COMMON AREAS" shall mean those portions of the Building Complex which are made available on a non-exclusive basis for general use in common of tenants, their employees, agents and invitees. Landlord shall have the right from time to time to change the location or


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character of and to make alterations of or additions to the Common Areas, and to repair and reconstruct the Common Areas.

     G. "LANDLORD'S NOTICE ADDRESS" shall mean 300 Union Boulevard, Suite 200, Lakewood, CO 80228, with a simultaneous copy to Murray Franke Greenhouse List & Lippitt LLP, Attn: Thomas M. List, Esq., Granite Building, Second Floor, 1228 15th Street, Denver, Colorado or such other address as Landlord may from time to time designate.

     H. "LEASE YEAR" shall mean each twelve (12) month period beginning with the date the Primary Lease Term commences, or any anniversary thereof, and ending on the preceding date one (1) year later.

     I. "OTHER BUILDING" shall mean that certain building and other improvements located at 300 Union Boulevard, Lakewood, Colorado and the real property upon which such building and improvements is located.

     J. "PREMISES" shall mean those certain premises located on the third floor of the Building known as Suite 360 comprised of approximately 1,384 rentable square feet as depicted on EXHIBIT A attached hereto.

     K. "PRIMARY LEASE TERM" The term of the Lease shall commence at 12:01 a.m. on August 1, 2005, or upon the Premises becoming Ready for Occupancy (as defined below), whichever is earlier, and shall terminate at 12:00 midnight on August 31, 2010, or a term of sixty-one (61) months.

     L. "PROPERTY" shall mean that certain real property on which the Building Complex is situated, located in Lakewood, Colorado and more particularly described on Exhibit B attached hereto.

     M. "SECURITY DEPOSIT" shall mean the sum of Four Thousand Four Hundred One Dollars and 66/100 ($4,401.66).

     N. "TENANT'S NOTICE ADDRESS" shall mean 390 Union Boulevard, Suite 360, Lakewood, Colorado 80228.

     O. "TENANT'S PERMITTED USE" shall mean business office use.

     P. "TENANT'S PRO RATA SHARE" shall mean Point Eight Three Six Nine Percent (0.8369%). In the event Tenant at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building Complex, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting percentage shall become Tenant's Pro Rata Share.

     Q. "RENTABLE AREA" shall mean 165,368 square feet which is all rentable space available for lease in the Building Complex. If there is a significant change in the aggregate


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Rentable Area as a result of an addition to the Building Complex, partial destruction thereof, modification to the design of the Building Complex, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustment in the computations as shall be necessary to provide for any such change. Tenant agrees that the Rentable Area may be recalculated in the event that the Building Complex and/or the Premises is remeasured. Notwithstanding such remeasurement, Tenant's Pro Rata Share and Base Rent shall not be increased or decreased during the Primary Lease Term.

                                   2. PREMISES

     In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the Premises and Tenant leases the Premises from Landlord, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, Common Areas, or other areas on the Real Property (described more particularly on EXHIBIT B) designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

                                     3. RENT

     Tenant shall begin to pay the Base Rent on the date which is thirty (30) days after the Primary Lease Term commences and shall continue to pay on the first day of each month thereafter during the term hereof. All rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at Landlord's Notice Address, or at such place as Landlord from time to time designates in writing. In addition, Tenant shall pay to Landlord Tenant's Pro Rata Share of increases in Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as "Additional Rent." Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent.

                   4. COMPLETION OR REMODELING OF THE PREMISES

     A. If the Premises have never been occupied and are not completed as of the date this Lease is entered into and Landlord has agreed to complete the same to any extent or the Premises have previously been occupied, but Landlord has agreed to perform remodeling work thereon, provisions with respect to such completion or remodeling will be set forth in a work letter to be executed between Landlord and Tenant concurrently herewith (the "Work Letter") the form of which is attached hereto as EXHIBIT C. Other than as set forth in the Work Letter, Landlord shall have no obligations for the completion or remodeling of the Premises, and Tenant shall accept the Premises in their "AS IS" condition on the date the Primary Lease Term commences. If Landlord is to complete or remodel the Premises and if the Premises are not "Ready for Occupancy," as hereafter defined, on the date the Primary Lease Term is to begin, Tenant's obligation to pay the Base Rent, its Pro Rata Share of increases in Operating Expenses, and other sums owing hereunder shall not commence until the Premises are Ready for Occupancy, provided, however, from the effective date hereof, other than the payment of rent, this Lease, and all of the covenants, conditions, and agreements herein contained


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shall be in full force and effect. The postponement of Tenant's obligation to pay rent and other sums herein provided to be paid by Tenant for such period prior to the delivery of the Premises to Tenant, Ready for Occupancy, as hereinafter defined, shall be in full settlement of all claims which Tenant might otherwise have by reason of the Premises not being Ready for Occupancy on the date the Primary Lease Term is scheduled to begin Landlord shall use commercially reasonable efforts to have the Premises Ready for Occupancy on or before September 1, 2005. If Tenant takes possession of all or any part of the Premises prior to the date the Premises are Ready for Occupancy for the purpose of conducting its usual business therein, all terms and provisions of this Lease shall apply, including the obligations for the payment of all rent, procurement of required insurance and other amounts owing hereunder. "Ready for Occupancy" as used herein shall mean the date that Landlord shall have substantially completed the Premises or any remodeling work to be performed by Landlord, to the extent agreed to in the Work Letter. The certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are Ready for Occupancy, and the obligation to pay rent begins as aforesaid. In addition to the above, if Landlord is delayed in delivering the Premises to Tenant due to the failure of a prior occupant to vacate the same, then the obligation for the payment of rent and the commencement of the term hereof shall also be postponed, as hereinabove set forth, and such postponement shall be in full settlement of all claims which Tenant may otherwise have by reason of such delay of delivery.

     B. If the commencement of the Primary Lease Term is delayed pursuant to subparagraph A above, and such commencement date would occur on other than the first day of the month, the commencement date of the Primary Lease Term shall be further delayed until the first day of the following month and Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month. In the event said commencement date is so delayed, the expiration of the term hereof shall be extended so that the Primary Lease Term will continue for the full period set forth in Paragraph 1 hereof. As soon as the Primary Lease Term commences, Landlord and Tenant shall execute an addendum to this Lease, if requested by either party, setting forth the exact date on which the Primary Lease Term commenced and the expiration date of the Primary Lease Term.

     C. If Tenant desires to take possession prior to the Primary Lease Term, Tenant shall obtain the written consent of Landlord. If Tenant takes possession of the Premises prior to the Primary Lease Term, Tenant shall pay Landlord a pro-rata amount of rent for the period from the date Tenant so takes possession of the Premises to the first day of the Primary Lease Term, calculated on a daily basis, and all provisions of this Lease shall be effective as of the date Tenant so takes possession. All other terms of this Lease, however (including but not limited to the obligations to pay Tenant's Pro Rata Share of Base Operating Expenses and to carry the insurance required in the Lease) shall be in effect during such period.

                              5. OPERATING EXPENSES

     A. DEFINITIONS. In addition to terms hereinabove defined, the following terms shall have the following meanings with respect to the provisions of this
Lease:


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          (1) It is understood and acknowledged by Tenant that Landlord has not made any representation or given Tenant any assurances that the Base Operating Expenses will equal or approximate the actual Operating Expenses for any Lease Year during the Primary Lease Term, or any extension thereof, including the first Lease Year.

          (2) If the Lease Year is not concurrent with the calendar year, Landlord shall, at any time during the Primary Lease Term, or any extensions thereof, make all adjustments provided for in this Paragraph 5 on a calendar year basis with an appropriate proration for the Lease Year in which such conversion is made and in which the term ends and all references in this Paragraph 5 only to "Lease Year" shall thereafter be deemed to refer to "calendar year."

          (3) "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex as determined by Landlord on an accrual basis. Operating Expenses shall include, but not be limited to:

               (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and, provided further, that in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments together with any resulting tax or assessment reductions shall be included in such computations (all of the foregoing are collectively referred to herein as the "Taxes"). "Assessment" shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, the Other Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid.

     Notwithstanding anything to the contrary contained herein, Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Primary Lease Term, or any extensions thereof, upon Tenant's operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises. If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other fixtures and fittings which caused an increase in the assessed value of the Building Complex, then Tenant shall also pay as Additional Rent all of the taxes reasonably allocable to such extraordinary improvements. If the


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taxing authorities fail to render a separate tax bill with respect to such improvements, Landlord shall allocate a reasonable portion of such taxes on the Building Complex to such improvements.

               (b) Costs of supplies, including, but not limited to, the cost of relamping all Building Standard tenant lighting as the same may be required from time to time;

               (c) Costs incurred in connection with obtaining and providing energy for the Building Complex, including, but not limited to, costs of natural gas, electricity, and fuel oils or any other energy sources;

               (d) Costs of water and sanitary and storm drainage services;

               (e) Costs of janitorial and security services;

               (f) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts, and repairs and replacements of equipment used in connection with such maintenance and repair work;

               (g) Costs of maintenance of landscaping;

               (h) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee [as defined in subparagraph 25.H hereof] or as Landlord may reasonably determine);

               (i) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare, fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

               (j) Professional building management fees;

               (k) Legal, inspection, and other consultation fees (including fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex; and costs incurred by Landlord in engaging experts or other consultants to assist in making the computations required hereunder;

               (l) The costs of capital improvements and structural repairs and replacements made in or to the Building Complex in order to conform to changes subsequent to the Lease Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex


                                     Page 7
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(herein "Required Capital Improvements"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord) provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof.

          (4) "Operating Expenses" shall not include: (i) costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building or Other Building other than work of kind and scope which Landlord would be obligated to furnish to all tenants; (ii) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (iii) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building or the Other Building; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) any interest on borrowed money or debt amortization, except as specifically set forth above; (vi) depreciation on the Building and the Other Building; or (vii) any other cost, charge or expense not included in Section 5(A)(3) above.

     B. If any increase occurs in Operating Expenses during any Lease Year during the Primary Lease Term, or any extension thereof, including the first Lease Year, in excess of the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of such increase. All amounts required to be paid by Tenant as a result of any such increase shall be paid within thirty (30) days following billing therefor by Landlord. In addition to the foregoing, it is agreed that, during each Lease Year beginning with the first month of the second Lease Year and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord) of Tenant's Pro Rata Share of any projected increases in the Operating Expenses for the particular Lease Year in excess of the Base Operating Expenses, with a final adjustment to be made between the parties at a later date for said Lease Year in accordance with the procedures set forth herein.

          (1) As soon as practicable following the end of each Lease Year during the Primary Lease Term, or any extension thereof, including the first Lease Year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, of the Operating Expenses for the Lease Year just completed over the Base Operating Expenses. Beginning with said statement for the second Lease Year, it shall also set forth the difference, if any, between Tenant's actual Pro Rata Share of the increase in Operating Expenses for such Lease Year just completed and the estimated amount of Tenant's Pro Rata Share of such increase on the basis of which Tenant's monthly rent was computed for such particular Lease Year. Each such statement shall also set forth the projected increase, if any, in Operating Expenses for the new Lease Year over the Base Operating Expenses and the corresponding increase or decrease in Tenant's monthly rent for such new Lease Year above or below the rental paid by Tenant for the immediately preceding Lease Year computed in accordance with the foregoing provisions; provided, however, in no event will the rental to be paid by Tenant hereunder ever be less than the Base Rent as it is to be adjusted for such Lease Year.


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          (2) To the extent that Tenant's Pro Rata Share of the increase in
Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid rent during the Lease Year just completed (or for the first Lease Year reflects an increase over the Base Operating Expenses), Tenant shall pay to Landlord the difference within thirty
(30) days following receipt by Tenant of such statement from Landlord or receive a credit on the next months' rental owing hereunder, as the case may be. Until Tenant receives such statement, Tenant's monthly rent for the new Lease Year shall continue to be paid at the rate paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installments of rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the rent, as the case may be, on the date required for the first payment of rent, as adjusted, the difference, if any, between the monthly installments of rent so adjusted for the new Lease Year and the monthly installments of rent actually paid during the new Lease Year.

          (3) If, during any particular Lease Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated rental payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Base Rent and all amounts of Additional Rent, as adjusted for such Lease Year), as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular Lease Year pursuant to the prior estimate.

     C. Landlord's and Tenant's responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease or the early termination of Tenant's right to occupy the Premises, and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure such payment attributable to the year in which this Lease terminates. If the Lease is in effect for less than a full calendar year during the last Lease Year of the term, Tenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which the Lease was in effect (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for the said partial year to determine the amount, if any, of any increase in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.

     D. If Tenant shall dispute the amount of an adjustment submitted by Landlord or the proposed estimated increase or decrease on the basis of which Tenant's rent is to be adjusted as provided in subparagraph B above, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease. If Tenant fails to give Landlord such notice within such time, Tenant shall be deemed to have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's

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Accountants shall endeavor to agree upon the matter, failing which the parties shall settle the dispute by judicial action or in such other manner as they agree. All costs incurred by Tenant in obtaining its own accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have occurred in a judicial action), of more than five percent (5%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord which is challenged, in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit (excluding any charges billed on a contingency fee basis). Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of rent determined by Landlord until the adjustment has been determined to be incorrect as aforesaid. A delay by Landlord in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph 5 or constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Primary Lease Term and any extensions thereof.

     E. Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building or the Other Building provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations herein provided for, Landlord shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease Year, in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 5 as shall be reasonably necessary to achieve the intention of the parties hereto.

     F. In the event the Rentable Area is not fully occupied during any particular Lease Year, Landlord may adjust those Operating Expenses which are affected by the occupancy rates for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such Rentable Area.

                                   6. SERVICES

     A. Subject to the provisions of subparagraph D below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building agrees: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) to furnish to public areas of the Building heated or cooled air (as applicable), electrical current, janitorial services, and maintenance to the extent Landlord deems necessary; (3) to furnish during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use; (4) to furnish, subject to availability and capacity of building systems, unfiltered, treated cooling tower water for use in Tenant's packaged HVAC systems, provided that such systems are equipped with Landlord-approved strainers, pumping systems and controls, and that such systems are connected only after approval of Landlord's engineer; (5) to

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provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times, except in the case of emergencies or repair);
(6) to provide janitorial services for the Premises (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), such janitorial services shall be provided after Ordinary Business Hours on Monday through Friday only, except for Legal Holidays; and (7) to cause electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage, as hereinafter defined. "Tenant's Standard Electrical Usage", as used herein, shall mean and refer to electrical usage for standard lighting and ordinary office usage including desk top office machines based upon 0.00075 KVA (0.75 Watt) per rentable square foot of the Premises. "Ordinary Business Hours", as used herein, shall mean and refer to 6:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays", as used herein, shall mean New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may hereafter be established by the United States Government.

     B. "Excess Usage" shall be defined as any service usage (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for "Special Equipment"; or (4) for standard HVAC services during other than Ordinary Business Hours. "Special Equipment", as used herein, shall mean (i) any equipment consuming more than 0.5 kilowatts as rated capacity, (ii) any equipment requiring a voltage other than 120 volts, single phase, or (iii) equipment that requires the use of self-contained HVAC units. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage. Such reasonable costs will include Landlord's costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of Landlord's cost for providing such services will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent therefor. In addition to the foregoing, Landlord has the right, at Tenant's sole cost and expense, to install a check meter and/or flow meter to assist in determining the cost of Tenant's Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it, from time to time, for such services, including additional costs or expenses associated with providing such services, for example, without limitation, additional labor costs. Not less than twenty-four (24) hours prior notice shall be given by Tenant to Landlord of Tenant's desire for such services.

     C. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord.

     D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, terrorism, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction, or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

     E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building Complex of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building Complex or any person or property therein.

                               7. QUIET ENJOYMENT

     Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

                                   8. DEPOSIT

     It is agreed that, concurrently with the execution of this Lease, Tenant has deposited with Landlord the Security Deposit together with the second month's Base Rent, the receipt of which is hereby acknowledged, as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right, but shall not be required, to use said deposit, or so much thereof as necessary, in payment of any rent or other amount in default as aforesaid, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said deposit to an amount equal to: (i) the Base Rent as adjusted in accordance with Paragraph 3 if Tenant's default occurs thereafter, plus the monthly amount of Tenant's Pro Rata Share of increases in Operating Expenses then payable by Tenant pursuant to subparagraph 5.B hereof, times (ii) the number of months' worth of Base Rent represented by the initial deposit. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant or to whomever is then the holder of Tenant's interest in this Lease, without interest, within sixty (60) days after the termination or expiration of the Lease or surrender and acceptance of the Premises, whichever occurs last. Landlord shall have the right to commingle said deposit with other funds of Landlord without liability for interest at all times during the term of this Lease. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord's interest in the Premises in the event such interest be sold and advise Tenant by regular mail of the name and address of such transferee and, thereupon, Landlord shall be discharged from further liability with respect to such deposit. Tenant agrees that if a Mortgagee (as defined herein) succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant shall have no claim against said Mortgagee for the Security Deposit, or any portion thereof, unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit provided for herein, except that Tenant may assign such deposit in the event of a permitted assignment of Tenant's entire interest in this Lease.

                                     9. USE

     Tenant covenants and agrees to occupy and use the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, not to use or permit the Premises to be used for any purposes prohibited by the laws, codes, rules, and regulations of the United States, the State of Colorado, or of any applicable municipality or quasi-governmental entity. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. In the event that any officials shall hereafter at anytime contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of any permit, certificate of occupancy, statute, ordinance or other requirement of law applicable to the Building Complex or the Premises, Tenant shall, upon five (5) days written notice from Landlord, immediately discontinue such use of the Premises. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public office or officers, pursuant to law which shall impose any violation or duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof.

     Tenant shall not use or suffer or permit any other firm or person to use the Premises for any hazardous purpose or in any manner that will violate, suspend, void, make inoperative or increase the rate of any policies of insurance of any kind at any time carried by Landlord upon the Premises or the Building Complex or the fixtures and property therein. Any increase in the cost of any insurance carried by Landlord attributable to Tenant's activities on the Premises or Tenant's failure to perform and observe Tenant's obligations and covenants hereunder shall be borne by Tenant and payable to Landlord from time to time on demand.

                     10. ALTERATIONS AND REENTRY BY LANDLORD

     A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Term, or any extension thereof, except: (i) such repairs to HVAC, mechanical and electrical systems in the Premises (to the extent such systems are Building Standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building Complex; and (ii) upkeep, maintenance, and repairs to all Common Areas in the Building Complex so long as the need for any such repair is not the result of the negligence or willful misconduct of Tenant, its agents, invitees or employees.

     B. Tenant covenants and agrees to permit Landlord at any time to enter the Premises to examine and inspect the same, to show the Premises to prospective purchasers, mortgagees or tenants, or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building Complex or as may be required by governmental authorities through any code, rule, regulation, ordinance, and/or law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in other portions of the Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's intended use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building Complex and such public areas thereof as may be necessary, in Landlord's determination to complete such alterations or changes.

                      11. ALTERATIONS AND REPAIRS BY TENANT

     A. Tenant covenants and agrees not to make any alterations in, or additions to, the Premises (subsequent to the work in the Premises performed by Landlord pursuant to the Work Letter), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (all such alterations are referred to herein collectively as "Alterations") without in each such instance first obtaining the written consent of Landlord. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented, and shall cause such Alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord's insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subparagraph B below and any Alterations permitted by Landlord pursuant to the provisions hereof, including, but not limited to, any installations desired by Tenant for Tenant's telegraphic, telephonic or electrical connections, shall be done at Tenant's expense by Landlord's employees or, with Landlord's consent, by persons requested by Tenant and authorized in writing by Landlord, provided, however, if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee, (as defined herein) as an additional insured. Each such certificate shall provide that the same may not be cancelled or modified without ten (10) days prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building Complex or upon other tenants use of their premises.

     B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties, as set forth in Paragraph 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant's property or betterments in the Premises.

     C. All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building Complex), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance, or injury at the end of the Primary Lease Term or any extension thereof, whether by lapse of time or otherwise, or upon the termination of Tenant's right to occupy the Premises.

                              12. MECHANICS' LIENS

     Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord's interest therein, and Tenant will keep the Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it, excluding any Tenant Finish Work performed by Landlord pursuant to the Work Letter. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed or claimed to be performed for or materials or supplies furnished to Tenant or persons claiming under

Tenant. Should Tenant receive any notice of intent to file a lien, Tenant shall promptly deliver a copy of such notice to Landlord and shall promptly resolve the claim. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within five (5) days after the filing or recording of such liens. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, or, at Tenant's option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

                          13. SUBLETTING AND ASSIGNMENT

     A. Tenant shall not assign this Lease or any interest therein, or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be occupied by others, by operation of law or otherwise, without the prior written consent of Landlord in each instance, which consent, as to any subletting of less than twenty-five percent (25%) of the Premises, will not be unreasonably withheld provided that: (i) Tenant has complied with the provision of subparagraph D below and Landlord has declined to exercise its rights thereunder; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building; (iii) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; and, (iv) Tenant is not in default hereunder at the time it makes its request for such consent or at the time of the commencement of the proposed sublease or assignment.

     B. If this Lease or any interest herein is assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, with or without the consent of Landlord having first been obtained, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and other sums due hereunder, but no collection shall be deemed a waiver of the provisions of this paragraph, or the acceptance of the assignee, subtenant or occupants as the tenant hereof, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant. The consent by Landlord to an assignment, subletting or occupancy arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting or occupancy arrangement. Landlord's consent to any requested sublease or assignment shall not waive Landlord's right to refuse to consent to any other such request. If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses, Tenant shall pay the Landlord, as and when Tenant receives the same, all such excess amounts received by Tenant.

     C. Notwithstanding anything contained hereinabove in this Paragraph 13 to the contrary, in the event Tenant requests Landlord's consent to sublet twenty-five percent (25%) or more of the Premises or to assign twenty-five percent (25%) or more of its interest in this Lease, Landlord shall have the right to: (i) consent to such sublease or Assignment in its sole discretion;
(ii) refuse to grant such consent in Landlord's sole discretion; or (iii) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested, provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after notice of Landlord's exercise of its right to terminate to withdraw Tenant's request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than sixty (60) days following such notice. In any event, if any amounts payable by the assignee or subtenant with respect to its occupancy of all or a portion of the Premises are in excess of the amounts payable by Tenant to Landlord hereunder, said amounts shall be immediately due and payable to the Landlord as additional rent.

     D. Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, (herein "Assignment"), Tenant shall notify Landlord not less than sixty (60) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease ("Tenant's Notice"). Tenant's Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have thirty (30) days following receipt of Tenant's Notice within which to exercise Landlord's rights pursuant to subparagraph C above and to notify Tenant of its election ("Landlord's Notice"). If Landlord consents to the proposed subletting or assignment, Tenant shall be free to sublet the portion of the Premises in question or assign the applicable portion of its interest in this Lease to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth in subparagraph A above. If Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on said terms and conditions within one hundred twenty (120) days following its original notice to Landlord, Tenant agrees to re-offer the Premises to Landlord in accordance with the provisions hereof prior to leasing or assigning the same to any third party.

     E. Tenant covenants and agrees that Tenant shall not, and shall not allow any subtenant of Tenant to, enter into any sublease, license, concession or other agreement of use, occupancy or utilization of space in the Premises, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income (other than gross income or gross receipts to be determined in a manner satisfactory to counsel for Landlord) or profits of any sublessee, licensee, concessionaire or other user or occupant, and further agrees that a breach of this covenant and agreement shall be a material breach of this Lease. The provisions for any such rental in violation of this paragraph shall be void at its inception and Tenant agrees that rent under the offending lease, sublease, license, concession or agreement shall be calculated at an amount equal to the fair rental value thereof.

     F. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of forty-nine percent (49%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of forty-nine percent (49%) or more of the beneficial ownership interests in a tenant which is a partnership shall constitute an assignment hereunder.

     G. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

     H. Notwithstanding anything to the contrary contained in this Lease, if a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building Complex as of the date of such third party's occupancy of the Premises.

                 14. DAMAGE TO PROPERTY AND INDEMNITY BY TENANT

     A. Tenant shall neither hold nor attempt to hold Landlord or its agents, members and employees, liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building Complex and/or Premises shall be at the sole risk of Tenant.

     B. Subject to Paragraph 15.E below, Tenant hereby agrees to indemnify, defend, and save Landlord, its agents, members and employees, harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building Complex or to any other person rightfully in said Building Complex for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the Tenant, Tenant's agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons.

                     15. INSURANCE AND WAIVER OF SUBROGATION

     A. Landlord shall maintain casualty insurance on the shell and core of the Building, Other Building, on the Premises (to the extent of the Building Standard Tenant Finish Work items therein) and the Building Complex, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance for a period of twelve (12) months, as Landlord deems appropriate, from time to time. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixture or equipment removable by Tenant under the provisions of this Lease or any other improvements installed in the Premises by or for Tenant other than Building Standard, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

     B. Tenant shall obtain and maintain throughout the term of this Lease "all risk" or "multi-peril" form insurance on and for the full cost of replacement of all of Tenant's property and betterments in the Premises, including, without limitation, all furniture, fixtures, personal property and all tenant finish in excess of Building Standard Tenant Finish Work Items.

     C. In addition to the above, Tenant shall obtain and maintain throughout the term of this Lease a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than One Million Dollars ($1,000,000.00).

     D. All policies of insurance required to be carried by Tenant hereunder shall name Landlord as an additional insured. Each such policy shall provide that the same may not be cancelled or modified without at least twenty (20) days' prior written notice to Landlord and any Mortgagee (as defined herein). Tenant shall deliver, upon execution of this Lease, and from time to time as reasonably requested by Landlord thereafter, certificates evidencing that such insurance, as required under this paragraph, is in full force and effect. Failure to deliver said certificates of insurance shall be deemed an Event of Default. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

     E. Notwithstanding anything to the contrary contained herein Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other, and their officers, directors, members, agents and employees (but not against other third parties) for (i) any loss on its property capable of being insured against by "all risk" or "multiperil" form insurance coverage whether carried or not; and (ii) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or other costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption insurance whether or not carried. Each party shall apply to their insurers to obtain said waivers and obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

                            16. SURRENDER AND NOTICE

     Upon the expiration or other termination of the term of this Lease or the early termination of Tenant's right to occupy the Premises, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises. All movable furniture, other effects and Alterations, not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building Complex, or Premises caused by removal of such property. Tenant's obligation hereunder shall survive the expiration or other termination of this Lease or the early termination of Tenant's right to occupy the Premises.

                      17. ACCEPTANCE OF PREMISES BY TENANT

     Subject to substantial compliance by Landlord of the provisions of Exhibit C hereto and subject to the Landlord's contractor's obligation to complete all reasonable punch list items within thirty (30) days after the walk-through inspection or as soon as practicable after such walk-through, taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant and acknowledgement of satisfactory completion of any fix-up or remodeling, as the case may be, which Landlord has agreed in writing to perform.

                    18. CASUALTY AND RESTORATION OF PREMISES

     A. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred eighty (180) day period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the Building Standard Tenant Finish Work Items) with all reasonable speed.

     B. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then Landlord, after receiving notice in writing of the occurrence of the casualty, shall, except as hereafter provided, cause the same to be repaired to the extent of the Building Standard with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds one hundred eighty (180) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.

     C. In case the Building throughout shall be so damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that, within sixty (60) days after the happening of such damage, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to the date of the damage, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

     D. Provided that the casualty is not the fault of Tenant, Tenant's agents, servants, or employees, Tenant's rent shall abate during any such period of repair and restoration, in the same proportion that the part of the Premises rendered untenantable bears to the whole.

                                19. CONDEMNATION

     If the entire Premises or substantially all of the Premises or any portion of the Building Complex which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Paragraph 18 above. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building Complex so taken.

                              20. DEFAULT BY TENANT

     A. Events of Default. Each one of the following events is herein referred to as an "Event of Default":

          (1) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder within five (5) days from the date such sums are due.

          (2) Tenant shall vacate or abandon the Premises. Tenant shall be deemed to have vacated the Premises if Tenant has not used the Premises for the permitted use under this Lease for a period of thirty (30) calendar days.

          (3) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Paragraph 13.

          (4) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

          (5) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant.

          (6) The filing of any petition or the commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing, the filing of an answer by Tenant admitting the allegations of any such petition, the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

          (7) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of the Tenant generally to pay its debts as they mature.

          (8) The admission in writing by Tenant or any partner of Tenant if Tenant is a partnership that he is unable to pay his debts as they mature or he is generally not paying his debts as they mature.

          (9) Tenant shall fail to accept possession of the Premises or Landlord receives notice or has knowledge that Tenant does not intend to take possession of the Premises on the date the Primary Lease Term is to commence.

          (10) Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant's part to be performed and such non-performance shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such ten (10) day period, Tenant shall not in good faith have commenced such performance within such ten (10) day period and shall not diligently proceed therewith to completion no later than sixty (60) days from the above-written notice.

          (11) Tenant, if a corporation or partnership, shall dissolve, liquidate or cease to exist.

     B. Remedies of Landlord. If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter, either:

          (1) (a) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building Complex of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

               (b) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any such reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

          (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph
(2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the "Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

     C. Cumulative Remedies. Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys' fees incurred by such prevailing party in connection with such action.

     D. No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

     E. Bankruptcy. Nothing contained in this Paragraph 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this paragraph. Notwithstanding anything contained in this Lease to the contrary, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month's Base Rent and Additional Rent is due and owing, then the Base Rent and Additional Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated. Notwithstanding anything contained in this paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance (as defined below) of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term "Adequate Assurance" shall include at least the following:

          (1) In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          (2) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

     F. Late Payment Charge. Any rents or other amounts owing hereunder which are not paid within five (5) days from the date they are due shall thereafter bear interest at the rate of five percentage points over the Prime Rate then being charged by Norwest Bank of Denver or its successor, to its most credit-worthy customers on an unsecured basis for short term loans (the "Prime Rate") or the highest rate permitted by applicable usury law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within said five (5) days from the date they are due, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by

Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

     G. Waiver of Jury Trial. Tenant hereby waives (to the extent allowed by law) any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.

                        21. SUBORDINATION AND ATTORNMENT

     A. This Lease, at Landlord's option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building and/or Building Complex, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.

     B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

     C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

     D. Tenant hereby agrees to attorn to all successor owners of the Building and/or Building Complex, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise and agrees to confirm such attornment in writing.

                    22. HOLDING OVER: TENANCY MONTH-TO-MONTH

     If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to 150% of the monthly installments paid by Tenant immediately prior to such expiration or the current market rental rate for the Premises then being offered by Landlord in the Lakewood, Colorado office market, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon ten (10) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability pursuant to Paragraph 16.

                         23. PAYMENTS AFTER TERMINATION

     No payments of money by Tenant to Landlord after the termination of this Lease or the early termination of Tenant's right to occupy the Premises, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord's rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

                          24. STATEMENT OF PERFORMANCE

     Tenant agrees at any time and from time to time, upon not less than ten
(10) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Building and/or Building Complex. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more that one (1) month's rent has been paid in advance. Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

                                25. MISCELLANEOUS

     A. Definition of Landlord. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

     B. Merger. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

     C. Entrances. The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building Complex, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building or Other Building.

     D. Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein, provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building and/or Building Complex or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in subparagraph H of this Paragraph 25.

     E. Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease and in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

     F. Captions. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

     G. Successors and Assigns. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

     H. Landlord Default. In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a

Mortgage and/or Trust Deed affecting all or any portion of the Building and/or Building Complex ("Mortgagees"), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty
(30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

     I. Tenant Authorization. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

     J. Joint and Several Liability. If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

     K. Amendment or Modification. No act or thing done by Landlord or Landlord's agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

     L. Building Security. As part of the services Landlord provides hereunder, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building Complex, and the cost therefor shall be included as an Operating Expense. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building, the Other Building or the Building Complex are secure buildings or areas and Landlord assumes no duty to Tenant, its agents, employees, invitees or others because Landlord provides such service.

     M. Hazardous Materials. Except for hazardous materials customarily used for normal office purposes, Tenant shall be prohibited from storing, handling, and/or disposing of hazardous substances or environmental pollutants as those terms are defined under federal, state, or local environmental statutes, ordinances, or regulations in or about the Premises and Building Complex. In the event Tenant violates this provision, Tenant shall indemnify and hold Landlord, its officers, directors, members, agents or employees harmless from any and all claims, liabilities, judgments, loss, cost, or damage including clean-up costs, fines, penalties, and attorneys' fees arising from the use, storage and/or disposal of hazardous substances environmental pollutants in or about the Premises and/ or Building Complex. Tenant's liability for all loss, cost, or damage arising from such use, storage, and/or disposal shall survive the expiration or early termination of this Lease or the early termination of Tenant's right to occupy the Premises.

     N. Control of Building. Landlord shall have the right at any time to change the name of the Building, the Other Building or the Building Complex, to increase the size of the Building Complex by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building Complex or to change the location and/or character of or to make alterations of or additions to the Building Complex. In the event any such additional buildings are constructed or Landlord increases the size of the Building Complex, Landlord and Tenant shall execute an Amendment to Lease which incorporates such modifications, additions, and adjustments to Tenant's Pro Rata Share, if necessary. Tenant shall not use the name of the Building, the Other Building or the Building Complex for any purpose other than as a part of its business address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

     O. Air, Light or View. Tenant covenants and agrees that no diminution of light, air, or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

     P. Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property and Tenant agrees to look solely to Landlord's interest in the Building and the Property for the recovery of any judgment against the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

     Q. No Representations by Landlord. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

     R. Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     S. Governing Law. This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

     T. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

     U. Removal of Cabling. Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Premises. Landlord shall provide reasonable access to the Building's electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant's name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Primary Lease Term or the early termination of the Tenant's right to occupy the Premises. Failure to remove any abandoned or unused cabling at the expiration or termination of the Primary Lease Term or the early termination of Tenant's right to occupy the Premises will be deemed to be a holdover under Paragraph 22 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant's sole cost and expense.

                      26. AUTHORITIES FOR ACTION AND NOTICE

     A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord's Building Manager or any other person who shall from time to time be designated in writing.

     B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at Landlord's Notice Address or at the most recent address of which Landlord, has notified Tenant in writing. All notices, demands, statements or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building Complex, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's Notice Address. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure as the same may be amended from time to time.

                   27. LANDLORD'S RIGHT TO SUBSTITUTE PREMISES

     Landlord shall have the right at any time, upon giving Tenant not less than fifteen (15) days notice in writing, but in no event more often than once during the Primary Lease Term, to provide and furnish Tenant with space in a similar location on another floor in the Building or Other Building of approximately the same size as the Premises and to remove and place Tenant in such space at Landlord's sole cost and expense, including reimbursing Tenant for its actual costs incurred for moving expenses, stationery and business cards. Landlord shall not be entitled to exercise the foregoing right to substitute Premises if the Premises contain at least an entire floor of the Building. Landlord shall notify Tenant in writing of the proposed substitute space, and Tenant shall have thirty (30) days to notify Landlord in writing if such proposed space is not acceptable. If Tenant so notifies Landlord, Landlord, at its option, shall have the right to cancel and terminate this Lease effective ninety (90) days from the date of expiration of Tenant's thirty (30) day response period or to withdraw its request for Tenant to relocate. If Tenant does not so notify Landlord within such thirty (30) day period, Tenant shall vacate the originally demised Premises and move to the substitute space no later than sixty (60) days from the expiration of Tenant's thirty (30) day response period. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises. Failure of the Tenant to relocate as set forth herein shall constitute an Event of Default.

                             28. LENDER'S APPROVAL

     This Lease is subject to the approval of the lender furnishing the permanent loan for the Building. If such lender disapproves of this Lease within twenty (20) days after the execution hereof, Landlord shall have the right to cancel this Lease, without any liability whatsoever, by written notice of cancellation given to Tenant within ten (10) days after such disapproval. If no written notice of cancellation is given to Tenant within thirty (30) days of the execution of this Lease, this Lease shall continue in full force and effect.

                                  29. BROKERAGE

     Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction except Corum Real Estate Group, Inc. which has acted as Landlord's leasing agent and Remax Alliance, Inc., which has acted as Tenant's leasing agent. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant. Tenant acknowledges that Landlord shall not be liable for any representations by such brokers regarding the Premises, Building, the Other Building, the Building Complex or this lease transaction.

                               30. TIME OF ESSENCE

     Time is of the essence herein and, unless waived by Landlord (which it shall have the right, but not the obligation, to so do), this Lease is contingent upon execution and delivery by Tenant to Landlord no later than 5:00 p.m., June 29, 2005.

                                  31. EXHIBITS

     All exhibits attached hereto are made a part hereof and incorporated herein by reference.

                  32. INDUCEMENT RECAPTURE IN EVENT OF DEFAULT

     Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, including, but not limited to, any tenant finish allowance or broker's commissions, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a Default (as defined in Paragraph
20) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Paragraph 32 shall not be deemed a waiver by Landlord of the provisions of this Paragraph 32 unless specifically so stated in writing by Landlord at the time of such acceptance.

                              33. EARLY TERMINATION

     Tenant shall have a one time right to terminate this Lease effective on September 1, 2008, provided (i) Tenant is not then in default of any of the terms, covenants, conditions, provisions or agreements of the Lease, or any amendments thereto; (ii) Tenant shall have given Landlord written notice of its election to so terminate on or before May 1, 2008 ("Termination Notice"), which termination shall be effective, if given, on September 1, 2008 ("Early Termination Date"); and (iii) within the time frame set forth below, Tenant delivers the Termination Fee (described below) in cash or certified funds to Landlord. If Tenant meets the conditions described above and elects to terminate this Lease, the term of the Lease shall expire and come to an end on the Early Termination Date and Tenant shall surrender the Premises to Landlord in the condition required by the Lease. Failure of the Tenant to give timely notice of its election to terminate this Lease or to pay the Termination Fee as set forth herein shall operate as a waiver of the termination right and this Lease shall continue to be fully enforceable. As consideration for the early termination right, Tenant shall pay a termination fee ("Termination Fee") to Landlord. The Termination Fee shall be (i) all unamortized Tenant Improvement Costs, unamortized free rent and all unamortized brokerage commissions paid by Landlord during the entire term of the Lease, plus (ii) two (2) months of the then current monthly Base Rent. Upon written request from Tenant during the third Lease year only, Landlord shall certify the above amounts to Tenant. The amortizations of the Termination Fee shall be on a straight-line basis over five
(5) years at a rate of ten percent (10%) per annum with zero salvage value. Tenant shall pay all of the Termination Fee upon delivery of the Termination Notice. The Tenant's obligation to pay the Termination Fee set forth above, as well as other amounts due and owing under the Lease, and any amendments thereto, shall survive the expiration or termination of the Lease or the early termination of Tenant's right to possession under the Lease. On or prior to the Early Termination Date, Tenant will surrender possession of the Premises, to Landlord in accordance with the provisions of the Lease, as if the Early Termination Date were the expiration date of the Lease. Upon the Early Termination Date, both Landlord and Tenant shall be relieved of their obligations under the Lease, except those accruing prior to the Early Termination Date. The early termination rights of the Tenant set forth herein do not apply to any additional space added to the Premises from and after the date hereof unless expressly agreed to by Landlord in writing. The early termination right of the Tenant set forth herein is personal and is not transferable to any permitted assignee or subtenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

TENANT:                                 LANDLORD:
GRYPHON GOLD CORPORATION                CORUM UNION INVESTORS LLC,
a Nevada corporation                    a Colorado limited liability company


By: /s/ Allen Gordon                    By: /s/ V. Michael Komppa
---------------------------------       ---------------------------------
Name: Allen Gordon                      Name: V. Michael Komppa
Title: President                        Its: Manager

ATTEST:


By: Illegible
    ---------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                              DEPICTION OF PREMISES

                                [TO BE ATTACHED]

                                    EXHIBIT B

                     LEGAL DESCRIPTION OF THE REAL PROPERTY

Lot 3,
1st Amended Replat of Lot 1, Tract H, Union Square, recorded October 29, 1981 at Reception No. 81079525,
County of Jefferson,
State of Colorado

TOGETHER WITH AND INCLUDING:

Lot 1,
1st Amended Replat of Lot 1, Tract H, Union Square, recorded October 29, 1981 at Reception No. 81079525,
County of Jefferson,
State of Colorado.

TOGETHER WITH AND INCLUDING:

A perpetual, non-exclusive easement for ingress and egress and parking as more particularly described in Declaration of Reciprocal Parking Easement recorded August 7, 1981 at Reception No. 81057959, ratified by Ratification of Easement recorded December 22, 1983 at Reception No. 83121398 and as amended and restated in Reciprocal Easement and Property Agreement recorded December 27, 1983 at Reception No. 83122395 of the real estate records of the County of Jefferson, State of Colorado.

TOGETHER WITH AND INCLUDING:

Non-exclusive easement for ingress, egress and parking as more particularly described in Reciprocal Easement of Agreement dated April 11, 1978, recorded May 1, 1978 at Reception No. 78038378, as ratified by Ratification of Reciprocal Easement Agreement dated September 27, 1995, recorded September 29, 1995, at Reception No. F0123047 of the real estate records of the County of Jefferson, State of Colorado.

                                    EXHIBIT C

                                   WORK LETTER

                                  June 28, 2005

Re: Premises: Approximately 1,384 rentable square feet of space comprising a portion of the 3rd floor (the "Premises")

     Tenant agrees to accept the Premises in its "as-is" condition. Tenant is not entitled to any improvements thereto or thereof or to any allowance or credit for improvements thereto or thereof, except as set forth herein. Landlord agrees to act as construction manager for construction of certain tenant improvements and Landlord agrees to deliver the Premises to the Tenant and construct the tenant improvements at its sole cost ("Landlord Work") in reasonable accordance with the plans and specifications approved by Landlord and Tenant dated June 27, 2005 prepared by Waring Associates excluding all alternate items shown in the keyed notes except those alternate items detailed in keyed notes #2 and #4 which shall be included ("Approved Plans and Specifications"). Landlord shall select the contractor to complete the Landlord Work per the Approved Plans and Specifications, and except as set forth herein, shall have no further obligations thereafter with respect to repair or replacement of items in the Premises except as set forth in the Lease. Landlord shall use Building Standard construction materials within the Premises.

     Tenant may elect to have a windowed door installed in the Conference room in lieu of a solid wood door. All additional costs relating to the windowed door pursuant to this paragraph shall be borne solely by Tenant and will be completed by Landlord's contractor(s) at Tenant's sole cost and expense. Prior to the installation of the windowed door, Landlord will provide Tenant with a cost proposal and specifications for Tenant's review and consideration. Tenant shall have three (3) business days to respond to such proposal and specifications in writing. Unless Landlord receives Tenant's written authorization within such three (3) business day period, the proposal and specifications shall be deemed rejected by Tenant and the Building Standard door shall remain as provided in the Approved Plans and Specifications. Tenant shall pay the incremental costs pursuant to this paragraph, if any, within ten (10) calendar days after receipt of billing from Landlord.

     If Tenant changes any aspect of the Approved Plans and Specifications, the increased cost of the Landlord Work will be solely at Tenant's cost. Tenant will not be entitled to any reduction in the cost for the Premises as a result of its changes or other savings that Landlord may effect.

     Prior to the date Landlord delivers the Premises, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch list of items needing additional work by Landlord. Other than the items specified in the punch list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has completed the Landlord Work as required by this Work Letter and that there are no items needing additional work or repair. The punch list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted.

Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and this Work Letter. If Tenant fails to submit a punch list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch list items within thirty (30) days after the walk-through inspection or as soon as practicable after such walk-through.

     Notwithstanding any provision contained herein to the contrary, all cabling and moving expenses shall be at the sole cost of Tenant.

     Landlord agrees to use all commercially reasonable efforts to cause the Landlord Work to be substantially completed prior to the Commencement Date other than punch list items which shall be corrected within thirty (30) days thereafter. All tenant improvements shall be performed by Landlord during regular business hours.

                                    EXHIBIT D

                              RULES AND REGULATIONS

     A. The following rules and regulations shall be and are hereby made a part of the Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations, to wit:

          (1) OBSTRUCTION. The sidewalks, entries, passages, corridors, stairways and elevators of the Building complex shall not be obstructed by Tenant or Tenant's agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators in the lobby of the Building.

          (2) DELIVERIES. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator designated by Landlord only during such hours and in such manner as may be prescribed by Landlord and then only after forty-eight (48) hours' notice delivered to the Building Manager. Failure in doing so may result in further delay of such move. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

          (3) HEAVY ARTICLES. No safe or article, the weight of which may constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises. Tenant shall not place any live load exceeding forty (40) pounds per square foot on the floor of the Building, or in any way deface the Building or any part thereof. Tenant understands that they will be fully liable for any damages to the Building or losses sustained by landlord by reason of any overloading by Tenant.

          (4) CHAIR PADS. During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair a chair pad to protect the carpeting.

          (5) SIGNAGE. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building. Tenant shall be allowed one line on a Building directory in a conspicuous place to be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. Landlord shall also provide one suite identification sign adjacent to the main entry door of the Premises in Landlord's standard form. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises, or otherwise), without the prior written consent of

Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

          (6) HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

          (7) MAINTENANCE. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

          (8) USE OF WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

          (9) ANIMALS AND NOISE. No animals shall be allowed in the offices, halls, corridors, and elevators in the Building. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

          (10) BICYCLES. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

          (11) EXTERIOR. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

          (12) LOCKS. No additional lock or locks shall be placed by Tenant on any door in the Building, unless written consent of Landlord shall first have been obtained. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms, or vaults. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building. Tenant must observe strict care and caution that all water faucets or other apparatus are entirely shut off before Tenant and Tenant's employees leave the Building and that lights and electrical equipment shall likewise be carefully shut off when feasible, so as to prevent waste or damage. Tenant shall be responsible for all injuries sustained by other tenants and occupants of the Building, and Landlord as a result of Tenant's failure to exercise said due care. Tenant shall exercise due care in protecting the Premises from theft, robbery or pilferage.

          (13) WINDOWS. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

          (14) TELEPHONE. If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

          (15) PAINTING AND DECORATING. Any painting or decorating, as may be agreed to be done by and at the expense of Landlord, shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, legal holidays, or outside of regulation working hours, Tenant shall pay for the extra cost thereof.

          (16) DEFACING OF PREMISES. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

          (17) ENTRY. Landlord shall at all times have the right, by Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them.

          (18) TRASH. Tenant shall not allow anything to be placed on the outside of the Building, nor shall be thrown by Tenant out of the windows or doors or down the corridors, elevators shaft or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

          (19) SOLICITATION; FOOD AND BEVERAGES. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking order for food or services or merchandise on the Premises, nor install or permit the installation or use of any machinery or equipment for dispensing goods or foods or beverages in the Building, except beverage machines intended for the use only by Tenant's employees, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, except for the warming of pre-prepared food by Tenant's employees in microwave ovens, without the approval of Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

          (20) BREACH. Landlord shall not be liable to Tenant for violation of any said Rules and Regulations or the breach of any covenant or condition in any Lease by any tenant in the Building. The failure of the Landlord to seek redress for violation of, or insist upon the strict performance of any covenants or conditions of this Lease or any of the Rules and Regulations set forth above or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of breach of any covenant of this Lease or breach of these Rules and Regulations shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of these Rules and Regulations as set forth above or hereafter adopted against Tenant and/or any other tenant in the Building, shall not be deemed a waiver of any such Rules and Regulations.

          (21) AMENDMENT. Tenant agrees that Landlord may amend, modify, delete, or add new and additional rules and regulations of the use and care of the Premises and the Building Complex. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant.

                                    EXHIBIT E

                                     PARKING

     A. Tenant shall have the right to use up to three (3) unassigned covered parking spaces (the "Unassigned Spaces") in the parking structure, the number of which shall be at Tenant's sole election, and two (2) uncovered spaces in a surface parking area constructed on the real property described in Exhibit B to this Lease on the terms and conditions contained herein. The rights of Tenant to the Unassigned Spaces as granted by Landlord shall be referred to as the "Parking Privileges."

     B. Tenant's right to the Parking Privileges shall commence at the commencement of the Primary Lease Term or on the date Tenant takes possession of the Premises for the purpose of conducting its usual business therein and shall continue for the term of the Lease unless sooner terminated or extended, or unless Tenant fails to timely pay the Fee as set forth below. The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Primary Lease Term or any extensions thereof or upon the termination of Tenant's right to possession of the Premises.

     C. Tenant shall pay to Landlord a parking fee for the Unassigned Spaces (the "Fee") in an amount equal to the monthly charge per parking space established by Landlord from time to time multiplied by the number of Unassigned Spaces to which Tenant is then entitled. The current monthly charge per covered parking space is Twenty-Five Dollars ($25.00). Notwithstanding the foregoing, there shall be no charge for the covered parking spaces for the first twelve
(12) months of the Primary Lease Term. There is no current charge for uncovered parking spaces. Landlord shall be entitled to increase or decrease the charge per parking space from time to time upon not less than one month's written notice to Tenant of such increase or decrease. All payments of the Fee shall be made in advance, without notice or set off, at Landlord's Notice Address, or at such place as Landlord from time to time designates in writing. Tenant shall pay the Fee on the first day of the Primary Lease Term and on the first day of each succeeding calendar month during the Primary Lease Term or any extension thereof. If Tenant takes occupancy of the Premises on a day other than the first day of a calendar month, the Fee for the fractional month shall be prorated on a daily basis and shall be paid on the date Tenant takes occupancy of the Premises. If Tenant fails to pay the Fee in a timely manner, Landlord, at its election, may cancel Tenant's right to use the number of Unassigned Spaces for which Tenant has failed to pay and shall notify Tenant of such cancellation. If the Parking Privileges, or a portion thereof, are cancelled, Tenant shall remain liable to Landlord for all Fees and other sums accrued and unpaid hereunder to the date of such cancellation. The Fee for the Unassigned Spaces shall be due and payable in full each month regardless of whether Tenant actually uses all or only a portion of the Unassigned Spaces allocated for Tenant each month.

     D. Landlord shall have the right at any time to change the arrangement or location of or to regulate the use of Unassigned Spaces without incurring any liability to Tenant or entitling Tenant to any abatement of the Fee. Among other things, Landlord shall be entitled to assign designated areas of the parking structure and surface lot for use by particular persons or groups of persons and Tenant shall refrain from parking in such spaces. Tenant acknowledges that the Unassigned Spaces will not be individually designated or reserved for use by Tenant and that Tenant will use the

Unassigned Spaces in the parking structure and surface lot in common with all persons to whom or which Landlord grants the right to use the parking structure and surface lot.

     E. In addition to the Rules and Regulations set forth in Exhibit D to the Lease, the use of the Unassigned Spaces is subject to the following rules:

          1. Tenant shall designate use of the Unassigned Spaces to specific individuals employed by Tenant ("Designated Users"), but Tenant shall remain responsible for payment of the Fee and all other obligations hereunder. Within five (5) business days after Landlord's request, Tenant agrees to provide Landlord with a listing of all vehicles of Designated Users, including names of vehicle owners, vehicle models, colors, and license plate numbers, and Tenant shall provide Landlord with revised listing promptly after any change to the listing. Tenant shall deliver to Tenant's Designated Users parking decals provided by Landlord which decals shall at all times be displayed prominently on the vehicles of Designated Users. Landlord shall have the right to directly ban any Designated User from further use of any of the parking spaces for violation of the rules for the use of Unassigned Spaces.

          2. Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as "no parking" areas.

          3. Tenant and Designated Users shall observe the special hours of opening, closing, and non-use of the parking structure and the surface lot when closings are necessitated for repairs, cleaning, and rehabilitations. Should any repair or rehabilitation result in Tenant not being provided the Unassigned Spaces in the parking structure, surface lot, or designated alternate parking facility, the abatement of Tenant's obligation to pay the Fee during the period the same are unavailable shall constitute Tenant's sole remedy in the event of such unavailability.

          4. Tenant and Designated Users shall use the Unassigned Spaces only for automobile parking.

          5. Tenant and Designated Users shall observe all posted vehicle height limitations.

          6. Tenant and Designated Users shall not allow unauthorized vehicles to use the Unassigned Spaces and, except for emergencies, shall not repair nor authorize service to vehicles parked in the parking structure or in the surface parking area.

     F. If any portion of the parking structure or the surface lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then the Parking Privileges shall automatically cease and terminate and the Fee and all other sums payable hereunder shall be duly apportioned to the date of such casualty, taking, or conveyance. Tenant thereupon shall surrender to Landlord the Unassigned Spaces and all interest therein, and Landlord may re-enter and take possession of the Unassigned Spaces.

     G. Tenant shall not be permitted to assign the Unassigned Spaces or any interest herein or permit the Unassigned Spaces or any part thereof to be used by others without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Notwithstanding the foregoing, if a proposed assignee or user is a permitted assignee, sublessee, or occupant under the terms of this Lease, Landlord's consent as to such assignment or sublease shall be deemed consent to the assignment of the Unassigned Spaces. Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy arrangement permitted or consented to by Landlord.

     H. Neither Landlord nor its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the parking structure or service parking area or arising out of the use of the Unassigned Spaces whether caused by theft, collision, moving vehicle, explosion or any other activity of occurrence in such parking areas. Tenant and/or its Designated Users of the Spaces assume the risk of such loss or damage and shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims and damages incurred by Landlord, its agents and employees arising from Tenant's or its Designated Users' use of the parking areas or the Unassigned Spaces, including all costs, attorneys' fees, expenses and liability arising out of any such claim or action. Tenant, at Landlord's request, shall obtain a written agreement from each Designated User agreeing to the terms of this Exhibit E and Landlord's rules for operation of the parking areas. If Tenant shall fail to obtain such agreement and deliver it to Landlord, Tenant shall assume all obligations set forth in this Exhibit E or Landlord's rules for such Designated User.

                         INDEX TO OFFICE BUILDING LEASE

                           CORUM UNION INVESTORS LLC,
                      A COLORADO LIMITED LIABILITY COMPANY
                                  (AS LANDLORD)

                                       AND

                 GRYPHON GOLD CORPORATION, A NEVADA CORPORATION

                                   (as Tenant)

PARAGRAPH TITLE                                                                    PAGE
---------------                                                                    ----
1.  DEFINITIONS.................................................................     2

2.  PREMISES....................................................................     4

3.  RENT........................................................................     4

4.  COMPLETION OR REMODELING OF THE PREMISES....................................     4

5.  OPERATING EXPENSES..........................................................     5

6.  SERVICES....................................................................    10

7.  QUIET ENJOYMENT.............................................................    12

8.  DEPOSIT.....................................................................    12

9.  USE.........................................................................    13

10. ALTERATIONS AND REENTRY BY LANDLORD.........................................    14

11. ALTERATIONS AND REPAIRS BY TENANT...........................................    14

12. MECHANICS' LIENS............................................................    16

13. SUBLETTING AND ASSIGNMENT...................................................    16

14. DAMAGE TO PROPERTY AND INDEMNITY BY TENANT..................................    18

15. INSURANCE AND WAIVER OF SUBROGATION.........................................    19

16. SURRENDER AND NOTICE........................................................    20

17. ACCEPTANCE OF PREMISES BY TENANT............................................    20

18. CASUALTY AND RESTORATION OF PREMISES........................................    20

19. CONDEMNATION................................................................    21

20. DEFAULT BY TENANT...........................................................    22

21. SUBORDINATION AND ATTORNMENT................................................    26

22. HOLDING OVER: TENANCY MONTH-TO-MONTH........................................    27

23. PAYMENTS AFTER TERMINATION..................................................    27

24. STATEMENT OF PERFORMANCE....................................................    27

25. MISCELLANEOUS...............................................................    28

26. AUTHORITIES FOR ACTION AND NOTICE...........................................    32

27. LANDLORD'S RIGHT TO SUBSTITUTE PREMISES.....................................    32

28. LENDER'S APPROVAL...........................................................    33

29. BROKERAGE...................................................................    33

30. TIME OF ESSENCE.............................................................    33

31. EXHIBITS....................................................................    33

32. INDUCEMENT RECAPTURE IN EVENT OF DEFAULT....................................    33

33. EARLY TERMINATION...........................................................    34

EXHIBIT A DEPICTION OF PREMISES

EXHIBIT B LEGAL DESCRIPTION OF THE REAL PROPERTY

EXHIBIT C WORK LETTER

EXHIBIT D RULES AND REGULATIONS

EXHIBIT E PARKING


                                       ii